Exhibit 4.4

                                                    EXECUTION COPY


                                   VIACOM INC.,

                             VIACOM INTERNATIONAL INC.

                                        AND

                        THE FIRST NATIONAL BANK OF BOSTON,

                                      Trustee

                  _______________________________________________


                           FIRST SUPPLEMENTAL INDENTURE

                             Dated as of May 24, 1995


                       To Indenture dated as of May 15, 1995
                                       among
                                   VIACOM INC.,
                             VIACOM INTERNATIONAL INC.
                                        and
                        THE FIRST NATIONAL BANK OF BOSTON,
                                      Trustee

                  _______________________________________________


                              Senior Debt Securities

            FIRST SUPPLEMENTAL INDENTURE, dated as of May 24, 1995, among VIACOM INC., a Delaware corporation (the "Company"), VIACOM INTERNATIONAL
                                            -------
  INC., a Delaware corporation (the "Guarantor"), and THE FIRST NATIONAL BANK
                                     ---------
  OF BOSTON, a national banking association (the "Trustee"), as Trustee under
                                                  -------
  the Indenture (the "Indenture"), dated as of May 15, 1995, among the Company,
                      ---------
  the Guarantor and the Trustee.

                             RECITALS OF THE COMPANY

            WHEREAS, Section 901(1) of the Indenture permits supplements thereto without the consent of Holders of Securities to add to the covenants of the Company for the benefit of all or any series of Securities;

            WHEREAS, Section 901(4) of the Indenture permits supplements thereto without the consent of the Holders of Securities to change any provisions of the Indenture where there are no Securities Outstanding which are entitled to the benefit of such provision; and

            WHEREAS, the Company wishes to add to the covenants of the Company for the benefit of the Holders of all Securities and to make certain changes to other provisions of the Indenture, unless otherwise specified as contemplated by Section 301 of the Indenture.

            NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

  SECTION 1. For purposes of this First Supplemental Indenture, all terms used herein, unless otherwise defined, shall have the meaning assigned to them in the Indenture.

  SECTION 2. For the benefit of the Holders of all Securities, unless otherwise specified as contemplated by Section 301 of the Indenture, Section 101 of the Indenture shall be amended by deleting the definitions of "Company", "Guarantor" and "Principal Property" and replacing such definitions with the following definitions:

                 "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                 "Guarantor" means the Person named as the "Guarantor" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Guarantor" shall mean such successor Person.

                 "Principal Property" means any parcel of real property and related fixtures or improvements (other than telecommunications equipment, including, without limitation, satellite transponders) owned by the Company or any Restricted Subsidiary and located in the United States, the aggregate book value of which on the date of determination exceeds $500 million, other than any such real property and related fixtures or improvements which, as determined in good faith by the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole.

  SECTION 3. For the benefit of the Holders of all Securities, unless otherwise specified as contemplated by Section 301 of the Indenture, Section 101 of the Indenture shall be amended by adding the following definitions, each in alphabetical order:

                 "Attributable Debt" means, with regard to a Sale and Leaseback Transaction with respect to any Principal Property, the lesser of: (a) the fair market value of such property (as determined in good faith by the Board of Directors of the Company); or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended and excluding any unexercised renewal or other extension options exercisable by the lessee, and excluding amounts on account of maintenance and repairs, services, taxes and similar charges and contingent rents), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Securities of the applicable series then Outstanding) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

                 "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person; provided however, that "Sale and Leaseback Transaction" shall not include such arrangements that were existing on the date hereof or at the time any Person owning a Principal Property becomes a Restricted Subsidiary (whether by acquisition or otherwise, including through merger or consolidation).

  SECTION 4. For the benefit of the Holders of the Company's 7.75% Senior Notes due 2005 only, Section 307 shall be amended by deleting the first paragraph thereof and replacing such paragraph in its entirety with the following:

                 (a) Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid, in immediately available funds, to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided however, that each installment of interest on any Registered Security may at the Company's option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States.

  SECTION 5. For the benefit of the Holders of all Securities, unless otherwise specified as contemplated by Section 301 of the Indenture, Section 501 shall be amended by deleting subparagraph (5) and replacing such paragraph in its entirety with the following:

                 (5) the entry by a court having jurisdiction in the premises of a money judgment in an amount in excess of $100 million against the Company which has become final and not subject to appeal, and the continuance of any such judgment unstayed, in effect and unpaid for a period of 60 days; or

  SECTION 6. For the benefit of the Holders of all Securities, unless otherwise specified as contemplated by Section 301 of the Indenture, Sections 501, 502 and 507 of the Indenture shall be amended by deleting the reference to "33 1/3%" in each of those sections and replacing such references with "25%".

  SECTION 7. For the benefit of the Holders of all Securities, unless otherwise specified as contemplated by Section 301 of the Indenture, Section 504 of the Indenture shall be amended by deleting the last paragraph thereof and replacing such paragraph in its entirety with the following:

                 Subject to Article Eight and Section 902, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or of a coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any such Holder thereof or to authorize the Trustee to vote in respect of the claim of any such Holder in any such proceeding.

  SECTION 8. For the benefit of the Holders of all Securities, unless otherwise specified as contemplated by Section 301 of the Indenture, Article Eight of the Indenture shall be amended by adding the following covenant:


                                   ARTICLE EIGHT

               CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

                 Section 801.   Company and Guarantor May Consolidate,
                                --------------------------------------
       etc. Only on Certain Terms.
       --------------------------

                 Neither the Company nor the Guarantor may consolidate or merge with or into another corporation, or sell or convey all or substantially all of their respective property and assets to another Person unless: (i) immediately after such consolidation, merger, sale or conveyance no Event of Default or Default shall have occurred and be continuing; (ii) the Person (if other than the Company or the Guarantor, as the case may be) is a corporation organized under the laws of the United States or any state thereof;
       (iii) the Person (if other than the Company or the Guarantor, as the case may be) through a supplemental indenture assumes payment of the principal of (premium, if any, on) and interest on, the Outstanding Securities of the applicabale series and the performance and observance of all the covenants and conditions of the Indenture with respect to the Company or the Guarantor, as the case may be; (iv) the Company or the Guarantor, as the case may be, shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale or conveyance and such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent therein provided for relating to such consolidation, merger, sale or conveyance have been complied with. The Company and/or the Guarantor may consolidate or merge with or into, or sell or convey all or substantially all of their respective property and assets to, each other or any Subsidiary of either of them. For purposes of this Section, "sell or convey all or substantially all of their respective property and assets" shall mean property and assets contributing in the aggregate at least 80% of the Company's total consolidated revenues as reported in the Company's last available periodic financial report (quarterly or annual, as the case may be) filed with the Commission.

                 Section 802.   Successor Person Substituted.
                                ----------------------------

                 Upon any consolidation by the Company or the Guarantor with or merger by the Company or Guarantor into any other corporation or any sale or conveyance of all or substantially all of the property and assets of the Company or the Guarantor to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Company or the Guarantor is merged or to which such sale or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor, as the case may be, herein, and in the event of any such sale or conveyance, the Company or the Guarantor, as the case may be (which terms shall for this purpose mean the Person named as the "Company" or the "Guarantor" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section
       801) shall be discharged of all obligations and covenants under this Indenture and the Securities and any coupons appertaining thereto or the Guarantees, as the case may be, and may be dissolved or liquidated.

  SECTION 9. For the benefit of the Holders of all Securities, unless otherwise specified as contemplated by Section 301 of the Indenture, Section 901 of the Indenture shall be amended by adding the following purpose as new subparagraph (8) thereof and renumbering the existing subparagraph (8) as subparagraph (9):

                 (8) to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor, as the case may be, herein and in the Securities and the Guarantees in accordance with Article Eight hereof; or

  SECTION 10. For the benefit of the Holders of all Securities, unless otherwise specified as contemplated by Section 301 of the Indenture, Section 902(1) of the Indenture shall be amended by deleting the first parenthetical thereof and replacing such parenthetical in its entirety with the following:

            (except as contemplated by Section 801(1) and permitted by Section 901(8))

  SECTION 11. For the benefit of the Holders of all Securities, unless otherwise specified as contemplated by Section 301 of the Indenture, Article Ten of the Indenture shall be amended by deleting the clause "Subject to any supplemental indentures hereto or Officer's Certificates creating any series," in Section 1004 and replacing such clause in its entirety with "Subject to Article Eight," and by adding the following covenants:

                  Section 1010.  Limitations on Liens.
                                 --------------------

                 The Company shall not create, assume or suffer to exist any Lien on any of its property or assets, without securing the Securities of any applicable series equally and ratably with (or prior to) such secured Indebtedness; provided however, that the foregoing shall apply only to Liens which in the aggregate exceed 15% of the Company's Total Consolidated Assets as of the end of the Company's most recent accounting period preceding the creation or assumption of any such Lien (reduced by any Attributable Debt with respect to any Sale and Leaseback Transaction permitted under clause (c) of, but not otherwise permitted under, Section 1011 below). This restriction will not apply to Capitalized Leases or to Indebtedness secured by (a) Liens existing on the date hereof and Liens on property of, or Indebtedness of, any Person at the time such Person becomes a Subsidiary (whether by acquisition or otherwise, including through merger or consolidation), (b) Liens in favor of the Company or a Subsidiary of the Company, (c) Liens existing at the time of acquisition of the assets secured thereby (including acquisition through merger or consolidation) and purchase money Liens, and (d) any extension, renewal or refunding of any Lien referred to in the foregoing clauses (a) through (c), inclusive.

                 Section 1011.  Limitations on Sale and Leaseback
                                ---------------------------------
       Transactions.
       ------------

                 The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback
       Transaction with respect to any Principal Property unless (a) such Sale and Leaseback Transaction involves a lease for a term of not more than three years; (b) such Sale and Leaseback Transaction is between the Company and a Subsidiary of the Company or between Subsidiaries of the Company; (c) the Company or such Restricted Subsidiary would be entitled to incur indebtedness secured by a Lien on such Principal Property involved in such Sale and Leaseback Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the first sentence of the "Limitations on Liens" covenant in Section
       1010 above without equally and ratably securing the Securities of any applicable series pursuant to such covenant; (d) the proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value thereof (as determined in good faith by the Board of Directors of the Company) and the Company applies an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Leaseback
       Transaction within 180 days of such sale to either (or a combination) of (i) the retirement (other than the mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of debt for borrowed money of the Company or a Subsidiary of the Company that matures more than 12 months after its creation (other than debt that is subordinated to the Securities or debt to the Company or a Subsidiary of the Company) or (ii) the purchase, construction or development of other comparable property; or (e) such Sale and Leaseback Transaction is entered into within 180 days after the initial acquisition by the Company or such Restricted Subsidiary, as the case may be, of the Principal Property subject to such Sale and Leaseback Transaction.

  SECTION 12. For the benefit of the Holders of all Securities, unless otherwise specified as contemplated by Section 301 of the Indenture, Sections 1502 and 1503 of the Indenture shall be applicable to all Securities.
  Section 1503 of the Indenture shall apply to the covenants set forth in Sections 1004, 1005, 1006, 1010 and 1011 of the Indenture as they apply to the Securities of any series.

  SECTION 13. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS FIRST SUPPLEMENTAL INDENTURE.

  SECTION 14. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed and attested, all as of the day and year first written above.


                                VIACOM INC.


                                By: /s/ Vaughn A. Clarke
                                    --------------------
                                      Name:  Vaughn A. Clarke
                                      Title:  Senior Vice President, Treasurer

  ATTEST:

  By:  /s/ Lawrence J. Rubin
       ---------------------
        Name:  Lawrence J. Rubin
        Title:  Assistant Secretary

                                VIACOM INTERNATIONAL INC.


                                By: /s/ Vaughn A. Clarke
                                    --------------------
                                      Name:  Vaughn A. Clarke
                                      Title:  Senior Vice President, Treasurer

  ATTEST:

  By: /s/ Lawrence J. Rubin
      ---------------------
        Name:  Lawrence J. Rubin
        Title:  Assistant Secretary

                                THE FIRST NATIONAL BANK OF BOSTON


                                By: /s/ James E. Schultz
                                    --------------------
                                      Name:  James E. Schultz
                                      Title:  Account Manager

  ATTEST:

  By: /s/ Emily Grier Lea
      -------------------
        Name:  Emily Grier Lea
        Title:  Account Manager